UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor Tulsa, Oklahoma		74172
(Address of principal executive offices)		(Zip Code)

(539) 573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 2, 2012, the holder of a controlling equity interest in Apco Oil and Gas International Inc. (“Apco” or the “Company”), WPX Energy, Inc. (“WPX”), issued a press release announcing WPX’s financial and operational results for the fiscal quarter ended August 2, 2012. The press release disclosed certain operational information regarding Apco. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Additionally, WPX hosted a conference call on August 2, 2012, to discuss its financial and operational results. WPX provided an electronic slide presentation on its website in connection with the conference call. Portions of that slide presentation addressed Apco. Copies of those slides are attached hereto as Exhibit 99.2 and are incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

99.1	WPX Press Release dated August 2, 2012.

99.2	Selection from WPX Earnings Call Slide Presentation dated August 2, 2012

The information contained under Items 7.01 and 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: August 2, 2012	By:	/s/ Amy Flakne
	Name:	Amy Flakne
	Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	WPX Press Release dated August 2, 2012.

99.2	Selection from WPX Earnings Call Slide Presentation dated August 2, 2012